SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MONOGRAM BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

MONOGRAM BIOSCIENCES, INC.

345 Oyster Point Boulevard

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 19, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MONOGRAM BIOSCIENCES, INC., a Delaware corporation (also referred to as “we,” “us,” “Monogram,” and the “Company”). The meeting will be held on Wednesday, September 19, 2007 at 9:00 a.m. local time at 345 Oyster Point Boulevard, South San Francisco, California, for the following purposes:

1.	To elect three Class I directors to hold office until the 2010 Annual Meeting of Stockholders.

2.	To approve a series of alternative amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Board of Directors:

•	a reverse stock split of the Common Stock, whereby each outstanding 3, 4, 5 or 6 shares would be combined, converted and changed into one share of Common Stock; and

•	a reduction in the number of authorized shares of the Company’s Common Stock from 200,000,000 to 170,000,000, 127,000,000, 102,000,000, or 84,000,000, respectively;

with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting of Stockholders of the Company.

3.	To approve the Company’s 2004 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 5,000,000 shares and, if we effect a reverse stock split, then by an additional 17,000,000 shares, for an aggregate increase of 22,000,000 shares (as determined on a pre-split basis).

4.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is August 3, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

KATHY L. HIBBS Secretary

South San Francisco, California

August 14, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or submit your voting instructions by internet or by telephone, if those options are available to you, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MONOGRAM BIOSCIENCES, INC.

345 Oyster Point Boulevard South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

September 19, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or submit your voting instructions by internet or by telephone, if those options are available to you.

We intend to mail this proxy statement and accompanying proxy card on or about August 15, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on August 3, 2007 will be entitled to vote at the annual meeting. On this record date, there were 132,245,319 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 3, 2007 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or submit your voting instructions by internet or by telephone, if those options are available to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 3, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of three Class I directors;

•	Approval of a series of alternative amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Board of Directors,

•	a reverse stock split of the Common Stock whereby each outstanding 3, 4, 5, or 6 shares would be combined, converted and changed into one share of Common Stock, and

•	a reduction in the authorized number of shares of the Company’s Common Stock from 200,000,000 to 170,000,000, 127,000,000, 102,000,000 or 84,000,000, respectively,

with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting of Stockholders of the Company;

•

Approval of proposed 5,000,000 share increase and, if we effect a reverse stock split, then an additional 17,000,000 share increase, for an aggregate 22,000,000 share increase in the number of shares of Common Stock authorized for issuance under the Company’s 2004 Equity Incentive Plan, as determined on a pre-split basis; and

•	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in “street name,” which means you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, a number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. that offers the opportunity to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions, Inc. program or another similar program, you may grant a proxy to vote those shares telephonically or via the Internet by following the instructions shown on the instruction form received from your broker or bank. Stockholders participating in these programs should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of August 3, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each nominee for director, “For” the amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Board of Directors, a reverse stock split of the Common Stock and a concurrent reduction in the number of authorized shares of the Company’s Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting of Stockholders of the Company, “For” the Approval of proposed 5,000,000 share increase and, if we effect a reverse stock split, then by an additional 17,000,000 shares, for an aggregate 22,000,000 share increase (as determined on a pre-split basis) in the number of shares of Common Stock authorized for issuance under the Company’s 2004 Equity Incentive Plan, and “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Georgeson Shareholder Communications Inc. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but Georgeson Shareholder Communications Inc. will be paid its customary fee of up to approximately $12,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 345 Oyster Point Boulevard, South San Francisco, California 94080.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 17, 2008, to our Secretary at 345 Oyster Point Boulevard, South San Francisco, California 94080. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on July 21, 2008, nor earlier than the close of business on June 20, 2008. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•

For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2, approval of a series of alternative amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Board of Directors, a reverse stock split of the Common Stock and a concurrent reduction in the number of authorized shares of the Company’s Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting of Stockholders of the Company, must receive “For” votes from the holders of a majority of the shares of the Common Stock outstanding on the record date. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•

To be approved, Proposal No. 3, approval of a proposed 5,000,000 share increase and, if we effect a reverse stock split, then an additional 17,000,000 share increase, for an aggregate 22,000,000 share increase (as determined on a pre-split basis) in the number of shares of Common Stock authorized for issuance under the Company’s 2004 Equity Incentive Plan, must receive a “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.

•

To be approved, Proposal No. 4, ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007, must receive a “For” vote from the majority of shares present, either in person or by proxy, and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 132,245,319 outstanding and entitled to vote. Thus 66,122,660 must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ending September 30, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (also referred to as the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has seven members. There are three directors in the class whose term of office expires in 2007. Each of the nominees listed below is currently a member of the Board and, except Dr. Mendlein, was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. One of the directors who served on the Board at the time of the 2006 Annual Meeting of Stockholders attended that meeting.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Dr. Jenkins, Dr. Mendlein, and Mr. Young. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by management. Each of the nominees has agreed to serve if elected, and management has no reason to believe that they will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING

William Jenkins, M.D.

William Jenkins, M.D., age 60, has served as a director since September 2000. Dr. Jenkins has been a consultant and advisor to pharmaceutical companies and investment and venture capital firms in the health sector since 1999. From 1992 to 1999, he served as Head of Clinical Development and Regulatory Affairs for Ciba-Geigy, and later for post-merger Novartis Pharma AG. Prior to that, Dr. Jenkins was head of worldwide clinical research at Glaxo and a Deputy Head in the U.K. Drug Regulatory Agency. Dr. Jenkins is a member of the Board of Directors of BTG plc and Eurand Pharmaceutical Holdings B.V. Dr. Jenkins received his M.D. from Cambridge University and has a specialist accreditation in internal medicine and gastroenterology.

John D. Mendlein, J.D., Ph.D.

John D. Mendlein, J.D., Ph.D., age 47, has served as a director since December 2004. Dr. Mendlein was a member of ACLARA BioSciences, Inc.’s, or ACLARA’s, board of directors from April 2003 to December 2004. Dr. Mendlein has been Chairman and Chief Executive Officer of Adnexus Therapeutics Inc., a biotechnology company, since 2005. Prior to joining Adnexus Therapeutics, Dr. Mendlein served as Chairman and Chief Executive Officer of Affinium Pharmaceuticals, Inc., from 2000 until 2005. Prior to joining Affinium, Dr. Mendlein served as Chief Knowledge Officer, General Counsel and Senior Vice President, Intellectual Property of Aurora Biosciences Corporation, from 1996 until 2000. Dr. Mendlein holds a Ph.D. in physiology and biophysics from the University of California, Los Angeles and a J.D. degree from the University of California, Hastings College of Law.

William D. Young

William D. Young, age 62, has served as our Chief Executive Officer since November 1999 and has served as the Chairman of the Board since May 1999. From March 1997 to October 1999, Mr. Young was Chief Operating Officer at Genentech, Inc., a biotechnology company. As COO at Genentech, Mr. Young was responsible for all of the company’s development, operations and commercial functions. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and held various executive positions prior to becoming COO. Prior to joining Genentech, Mr. Young was employed by Eli Lilly and Company for 14 years. Mr. Young is a member of the board of directors of Biogen IDEC, Inc. and Theravance, Inc. He received his bachelor’s degree in chemical engineering from Purdue University, his M.B.A. from Indiana University and an honorary Doctorate in Engineering from Purdue University. He was elected to the National Academy of Engineering, USA, in 1993.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

Edmon R. Jennings

Edmon R. Jennings, age 60, has served as a director since May 2001. Since July 2003, Mr. Jennings has served as President and CEO of Angiogenix, Inc., a biopharmaceutical company. From February 2000 to June 2003, Mr. Jennings was Chief Commercialization Officer at Pain Therapeutics, Inc., a medical research and development company. From 1985 to 2000, Mr. Jennings held senior management positions at Genentech, Inc., including Vice President of Corporate Development, Vice President of Sales and Marketing and Vice President of Sales. Prior to Genentech, for twelve years Mr. Jennings held positions with Bristol-Myers Oncology and Bristol Laboratories, both of which were divisions of Bristol-Myers (now Bristol-Myers Squibb), a pharmaceutical company. Mr. Jennings received his B.A. in liberal arts from the University of Michigan at Ann Arbor.

Cristina H. Kepner

Cristina H. Kepner, age 61, has served as a director since May 1996. From 1978 to December 2000, Ms. Kepner was a director, Executive Vice President and Corporate Finance Director at Invemed Associates LLC. Ms. Kepner serves on the board of directors of Quipp, Inc. and Cepheid. She is Chairman of the Board of Quipp, Inc. She received her B.A. from Pace University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

Thomas R. Baruch, J.D.

Thomas R. Baruch, J.D., age 68, has served as a director since December 2004. Mr. Baruch was Chairman of ACLARA’s board of directors from April 1995 to December 2004, when we merged with ACLARA. Since 1988, he has been a General Partner of CMEA Ventures, a venture capital firm. Moreover, from 1990 to 1996, Mr. Baruch served as a special partner of New Enterprise Associates. Prior to his experience with CMEA Ventures, Mr. Baruch founded Microwave Technology, Inc., and served as its President and Chief Executive Officer from 1983 to 1989. Before that, he held senior management and venture investment positions at Exxon Corporation, including the position of President of the Materials Division of Exxon Enterprises, Inc. Mr. Baruch is a member of the board of directors of Symyx Technologies, Inc. Mr. Baruch holds a B.S. degree from Rensselaer Polytechnic Institute and received a J.D. degree from Capital University.

David H. Persing, M.D., Ph.D.

David H. Persing, M.D., Ph.D., age 52, has served as a director since December 2000. Dr. Persing received his B.A. degree in Biochemistry from San Jose State University, and his M.D. and Ph.D. (Biochemistry and

Biophysics) concurrently from the University of California, San Francisco. After completion of his residency in Clinical Pathology and fellowship training at Yale University in 1989, Dr. Persing was appointed to the medical and research staff of the Mayo Clinic, where he became Director of the Molecular Microbiology Laboratory and an Associate Professor at the Mayo Medical School. Dr. Persing has been Executive Vice President, Chief Medical and Technology Officer of Cepheid since August 2005 and has served on the board of directors of Cepheid since April 2004. Prior to his experience with Cepheid, Dr. Persing was the Senior Vice President and Chief Scientific Officer at Corixa Corporation, a research and development-based biotechnology company, from 1999 to 2005. Additionally, he served as a Principal Investigator in the Infectious Disease Research Institute, a non-profit research organization.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Young, our Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

As required under applicable Nasdaq listing standards, in 2006 the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Monogram at 345 Oyster Point Boulevard, South San Francisco, California 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2006 for each of the Board committees:

Name	Audit		Compensation		Nominating and Governance
Thomas R. Baruch					X	*
William Jenkins	X		X	*
Edmon R. Jennings	X				X
Cristina H. Kepner	X	*	X
John D. Mendlein			X
David H. Persing			X
William D. Young
Total meetings in fiscal year 2006	9		4		1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment in his or her service as a member of our Board and the committees on which he or she serves.

AUDIT COMMITTEE

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. Among other responsibilities, the Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines the terms of the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; determines and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the review of our quarterly financial statements. Three directors comprise the Audit Committee: Cristina H. Kepner (Chair), William Jenkins, and Edmon R. Jennings. The Audit Committee met nine times during the fiscal year ended December 31, 2006. The Audit Committee has adopted a written Audit Committee Charter, which has been posted on our website (www.Monogrambio.com) on the “Investor/Media” page under the heading “Corporate Governance;” however, information found on our website is not incorporated by reference into this proxy statement.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has determined that Cristina H. Kepner qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC rules.

COMPENSATION COMMITTEE

The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is composed of four outside directors: William Jenkins (Chair), Cristina H. Kepner, John D. Mendlein, and David H. Persing. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met four times during the fiscal year ended December 31, 2006. We also have a Non-Officer Stock Option Committee, currently composed of Mr. Young, Alfred G. Merriweather, Kathy L. Hibbs and Patricia Wray, which may award stock options to employees who are not officers, in amounts up to 100,000 shares per year. The Compensation Committee has adopted a written Compensation Committee Charter, which has been posted on our website (www.Monogrambio.com) on the “Investor/Media” page under the heading “Corporate Governance;” however, information found on our website is not incorporated by reference into this proxy statement.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO and the VP of Human Resources. The Compensation Committee meets in executive session as needed. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During the past fiscal year, the Compensation Committee did not engage any outside compensation consultants.

Historically, the Compensation Committee has generally made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee considers evaluations and recommendations made by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2006 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, periodically reviewing and making appropriate recommendations regarding compensation paid to non-employee directors on the Board and periodically reviewing and making appropriate recommendations regarding plans for succession to the office of our Chief Executive Officer. The Nominating Committee consists of Thomas R. Baruch (Chair) and Edmon R. Jennings. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating Committee met one time during the fiscal year ended December 31, 2006. The Nominating Committee has adopted a written Nominating Committee Charter which has been posted on our website (www.Monogrambio.com) on the “Investor/Media” page under the heading “Corporate Governance;” however, information found on our website is not incorporated by reference into this proxy statement.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possession of relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board and Monogram, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

At this time, the Nominating Committee does not consider director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for board membership, based on the comprehensive criteria for board membership approved by the board.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 11 times during the last fiscal year ended December 31, 2006. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the board has been excellent. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Monogram Biosciences, Inc. at 345 Oyster Point Boulevard, South San Francisco, California 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer, principal financial officer and principal accounting officer), and have posted the text of the policy on our website (www.Monogrambio.com) on the “Investor/Media” page under the heading “Corporate Governance;” however, information found on our website is not incorporated by reference into this proxy statement. In addition, we intend to promptly disclose (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website in the future.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. Three directors comprise the Audit Committee: Cristina H. Kepner (Chair), William Jenkins, and Edmon R. Jennings.

Management is responsible for Monogram’s internal controls and the financial reporting process. Monogram’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Monogram’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP. Management represented to the Audit Committee that Monogram’s financial statements for the fiscal year ended December 31, 2006 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed those financial statements with management and with PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

Based on the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the board of directors include the audited financial statements in Monogram’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of Monogram Biosciences, Inc.:

Cristina H. Kepner (Chair)

William Jenkins, M.D.

Edmon R. Jennings

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language in that filing.

PROPOSAL 2

AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN THE AUTHORIZED SHARES OF COMMON STOCK

Background

The Company’s Board of Directors has approved a series of proposed amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) that would:

•	effect a reverse stock split of all outstanding shares of the Common Stock at ratios of 3:1, 4:1, 5:1 or 6:1; and

•	reduce the number of authorized shares of the Company’s Common Stock from 200,000,000 to 170,000,000, 127,000,000, 102,000,000 or 84,000,000, respectively.

Under these proposed amendments, each outstanding 3, 4, 5 or 6 shares of Common Stock would be combined, converted and changed into one share of Common Stock. At the same time, the number of authorized shares of the Company’s Common Stock would be reduced from 200,000,000 to 170,000,000, 127,000,000, 102,000,000 or 84,000,000, respectively. The combined effect of each of these alternative amendments (which are referred to in this proxy statement as the “Reverse Stock Splits”) is illustrated in the table below:

	Amendment No. 1 (see Appendix A-1)	Amendment No. 2 (see Appendix A-2)	Amendment No. 3 (see Appendix A-3)	Amendment No. 4 (see Appendix A-4)
Reverse Stock Split	3:1	4:1	5:1	6:1
Reduced Number of Authorized Shares of Common Stock	170,000,000	127,000,000	102,000,000	84,000,000

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board following the Annual Meeting and prior to the 2008 Annual Meeting of Stockholders of the Company. The Board has recommended that these proposed amendments be presented to the Company’s stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board will have the sole discretion, until the 2008 Annual Meeting of Stockholders of the Company, pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares, 3, 4, 5, or 6, of Common Stock which will be combined into one share of Common Stock, as well as the corresponding reduction in the authorized number of shares of Common Stock. The Board believes that stockholder approval of four selected exchange ratios (as opposed to approval of a single exchange ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. The corresponding alternative reductions in the authorized Common Stock are designed to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company. They also are designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock.

If the Board determines to effect one of the Reverse Stock Splits (the “Effective Reverse Stock Split”) by filing the applicable amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Restated Certificate of Incorporation would be amended accordingly, and all other amendments will be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate the Effective Reverse Stock Split in any of the ratios and with the corresponding reductions in authorized Common Stock as described in the table above, or not to effect any of the Reverse Stock Splits. The text of the form of amendments to the Restated Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, are set forth in Appendices

A-1 through A-4 to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

If the Board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the Common Stock would remain unchanged at $0.001 per share. The amendment would also change the number of authorized shares of Common Stock as described above. Currently, the Board does not have any plans with regard to the authorized but unissued shares of Common Stock following the reverse split.

Reasons For The Effective Reverse Stock Split

The Board believes that the Effective Reverse Stock Split may be desirable for a number of reasons, primarily because it could improve the marketability and liquidity of the Common Stock. The corresponding alternative reductions in the authorized Common Stock are designed to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company. They also are designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock.

The Board of Directors believes that the current low per share market price of the Common Stock has had a negative effect on the marketability of the Company’s existing shares. The Board believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Also, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board of Directors anticipates that an Effective Reverse Stock Split will result in a higher bid price for the Common Stock, which may help to alleviate some of these problems. Should the Company need additional sources of capital, in the future, to fund continuing operations, the Directors believe that the Effective Reverse Stock Split could facilitate such future financing.

The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of an Effective Reverse Stock Split, and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, any increase in the market price of the Common Stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, effectively reducing the Company’s market capitalization.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement Effective Reverse Stock Split

If the Reverse Stock Splits are approved by the stockholders of the Company at the Annual Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits (with an exchange ratio and reduction in authorized Common Stock determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the Reverse Stock Splits before the next annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split

After the Effective Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. However, the Effective Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership in the Company, except to the extent that the Effective Reverse Stock Split results in any of the Company’s stockholders owning a fractional share as described below. The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Effective Reverse Stock Split. At the time of the Effective Reverse Stock Split, the number of authorized shares of the Company’s Common Stock would be reduced from 200,000,000 to 170,000,000, 127,000,000, 102,000,000 or 84,000,000, as described above. Despite this reduction, the number of authorized but unissued shares of Common Stock would be increased significantly by an Effective Reverse Stock Split. For example, based on the 132,245,319 shares of Common Stock outstanding on July 23, 2007 and the 200,000,000 shares of Common Stock that are authorized under the Restated Certificate of Incorporation, a six-for-one Effective Reverse Stock Split (and corresponding reduction in authorized Common Stock to 84,000,000) would have the effect of increasing the number of authorized but unissued and unreserved shares of Common Stock from 12,131,692 to 52,688,617. The Board currently has no plans regarding the issuance of such additional authorized but unissued shares.

The issuance in the future of any additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

The increase in the number of authorized but unissued shares of Common Stock may also be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Restated Certificate of Incorporation or Bylaws. The increased number of authorized but unissued shares as a result of the Effective Reverse Stock Split would give the Company’s management more flexibility to resist or frustrate a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Company’s Restated Certificate of Incorporation and Bylaws, which include i) the classification of the Company’s Board into three classes such that only one of three classes is elected each year, so that it would take at least two years to replace a majority of the Company’s directors; ii) advance notice provisions in the Company’s Bylaws, which limit the business that may be brought at an annual meeting and place procedural restrictions on the ability of stockholders to nominate directors and iii) provisions that prohibit the Company’s stockholders from calling special meetings or acting by written consent.

The Effective Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company’s 2004 Equity Incentive Plan, as amended (the “Plan”) and its 2000 Employee Stock Purchase Plan (the “ESPP”) in proportion to the exchange ratio of the Effective Reverse Stock Split. The number of shares of Common Stock currently authorized for issuance but unissued at June 30, 2007 under the Plan and the ESPP respectively is 8,900,806 (prior to giving effect to the Effective Reverse Stock Split, and prior to giving effect to Proposal 3 below but including 7,000,000 shares that is the maximum estimated number of shares that may be added to the ESPP pursuant to the evergreen provision in the ESPP).

The Company also has outstanding convertible debt convertible into shares of Common Stock that, together with interest on such debt that the Company may elect to pay using shares of its Common Stock and certain additional payments it may become obligated to make in connection with such debt if certain change of control events occur, total approximately 24,168,251 shares, and certain stock options and warrants to purchase approximately 22,553,932 shares of Common Stock. Under the terms of the various instruments governing the Company’s outstanding convertible debt, stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon the conversion of such convertible debt or upon the exercise of such stock options and warrants, as the case may be, in proportion to the exchange ratio of the Effective Reverse Stock Split. The Effective Reverse Stock Split will effect a proportionate increase in the conversion price of such convertible debt and the exercise price of the Company’s outstanding stock options and warrants. In connection with the Effective Reverse Stock Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

The following table contains approximate information relating to the Common Stock under each of the proposed amendments based on share information as of July 23, 2007:

	Pre-Reverse Split	3-for-1	4-for-1	5-for-1	6-for-1
Authorized	200,000,000	170,000,000	127,000,000	102,000,000	84,000,000
Outstanding	132,245,319	44,081,773	33,061,329	26,449,063	22,040,886
Stock held in treasury	—	—	—	—	—
Reserved for future issuance pursuant to employee benefit plans	8,900,806	2,966,935	2,225,201	1,780,161	1,483,467

Reserved for future issuance pursuant to outstanding convertible debt, options and warrants	46,722,183	15,574,061	11,680,545	9,344,436	7,787,030
Authorized but unissued and unreserved	12,131,692	107,377,231	80,032,925	64,426,340	52,688,617

No fractional shares of Common Stock will be issued in connection with the proposed Effective Reverse Stock Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Effective Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Effective Reverse Stock Split, the Common Stock would continue to be reported on the Global Market under the symbol “MGRM” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

Stockholders should note that the effect of the Effective Reverse Stock Split upon the market prices for the Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the Common Stock after the Effective Reverse Stock Split will be four, five or six times, as applicable, the price per share of the Common Stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Effective Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Effective Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view an Effective Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board of Directors elects to proceed with the Reverse Stock Split in one of the approved ratios, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the “Effective Date”) of the applicable Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board among the choices set forth in this Proposal. If the Board fails to implement any of the Reverse Stock Splits before the next annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

Shortly after the Effective Date, each holder of record of an outstanding certificate theretofore representing shares of Common Stock will receive from the Company’s exchange agent (the “Exchange Agent”) for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of Common Stock contemplated by the preceding sentence.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under Delaware law, stockholders of the Company would not be entitled to dissenter’s or appraisal rights with respect to an Effective Reverse Stock Split.

Cash Payment In Lieu Of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Effective Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Effective Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the Global Market during regular trading hours for the five trading days immediately preceding the Effective Time. As of August 3, 2007, there were approximately 263 stockholders of record of the Common Stock. Upon stockholder approval of this proposal, if the Board of Directors elects to implement the Effective Reverse Stock Split at an exchange ratio of 6:1, 5:1, 4:1, or 3:1 stockholders owning less than six, five, four or three shares, respectively, of Common Stock prior to the Effective Reverse Stock Split would be eliminated. As a result of the reverse stock split, the Company estimates that cashing out fractional stockholders could reduce the number of stockholders of record to 182 stockholders if the Board selects the maximum reverse split ratio of 6:1.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the Effective Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Effective Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. The Company believes that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the Effective Reverse Stock Split will likely have the following federal income tax effects: A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock. A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

The Company will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the record date will be required to approve the Reverse Stock Splits and the amendment to the Restated Certificate of Incorporation to effect the Effective Reverse Stock Split. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2004 EQUITY INCENTIVE PLAN

In July 2007, our Board of Directors authorized, subject to stockholder approval, the amendment and restatement of our 2004 Equity Incentive Plan (the “Incentive Plan”), to do the following:

•

increase the share reserve under the Incentive Plan by 5,000,000 shares and, if we effect a reverse stock split, then by an additional 17,000,000 shares, for an aggregate increase of 22,000,000 shares (as determined on a pre-split basis);

•

provide that if any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a “net exercise”, the number of shares that are not delivered to the participant shall not remain available for the grant of awards under the Incentive Plan and that if the exercise of any stock award is satisfied by tendering shares of Common Stock held by the participant, the number of shares tendered shall not remain available for the grant of awards under the Incentive Plan;

•	expand the type and nature of awards available for grant under the Incentive Plan to include performance stock awards and performance cash awards;

•

increase the maximum annual share limitation for grants of stock options and stock appreciation rights by 22,000,000 shares and set maximum annual limitations for performance stock awards and performance cash awards at 15,000,000 shares and $10,000,000, respectively;

•	increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 22,000,000 shares; and

•	prohibit repricings without advance stockholder approval.

Description of the Incentive Plan

The essential features of the Incentive Plan are outlined below. All share numbers referred to in this Proposal 3 are on a pre-split basis, and will be adjusted if the reverse stock split described in Proposal 2 is effected. The discussion below is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Appendix B to this proxy statement.

General

The Incentive Plan provides for the grant of the following:

•	Incentive stock options, as defined under the Internal Revenue Code, which may be granted solely to our employees, including officers; and

•

Nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other stock awards, which may be granted to our directors, consultants and employees, including officers.

Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See the section titled “Federal Income Tax Information” on page 27 for a discussion of the tax treatment of awards.

Purpose

Our Board adopted the Incentive Plan to provide a means by which our employees, directors and consultants may be given an opportunity to purchase our stock, to secure and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for our success. All of our approximately 344 current employees, directors and consultants are eligible to participate in the Incentive Plan.

Administration

Our Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the type of consideration and other terms of the award. Subject to the limitations set forth below, the Board or its authorized committee will also determine the exercise price of options granted under the Incentive Plan.

Our Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than one member of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. Our Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. Subject to certain limitations, the Board may also delegate to one or more officers the authority to do one or both of the following (i) designate officers and employees to be recipients of stock awards and (ii) determine the number of shares of Common Stock to be subject to such stock awards granted to such officers and employees. Such officer would be able to grant only the number of stock awards specified by the Board, and such officer would not be allowed to grant a stock award to himself or herself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

Stock Subject to the Incentive Plan

As of June 30, 2007, options to purchase approximately 21,835,282 shares of Common Stock were outstanding at a weighted average exercise price of $2.56 per share and with a weighted average remaining life of 5.79 years and only 277,244 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellation or expiration of awards) remained available for future grants under the Incentive Plan. A total of 132,243,102 shares of Common Stock were outstanding as of June 30, 2007. Upon approval of this Proposal 3, then an additional 5,000,000 shares will become available for future grants under the Incentive Plan and, if we effect a reverse stock split, an additional 17,000,000 shares (in addition to the 5,000,000 share increase and as determined on a pre-split basis) will become available for future grants under the Incentive Plan.

If Proposal 3 is approved by our stockholders, then an aggregate of 17,500,000 shares of Common Stock will be reserved for issuance under the Incentive Plan. In addition, if this Proposal 3 is approved, then, upon the effectiveness of a reverse stock split, an aggregate of 34,500,000 shares of Common Stock (as determined on a pre-split basis) will be reserved for issuance under the Incentive Plan. Also, the shares reserve shall be increased from time to time by: (A) a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options or stock award agreements outstanding under our 2000 Equity Incentive Plan, as amended (the “2000 Plan”) and (ii) but for the termination of the 2000 Plan, would otherwise have reverted to the share reserve of the 2000 Plan pursuant to subsection 4(b) thereof; and (B) a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to outstanding options that we assumed in connection with our acquisition of ACLARA and (ii) but for the termination of the ACLARA stock option plans, would otherwise have reverted to the share reserve of the applicable ACLARA stock option plan pursuant to the provisions thereof. The number of shares available for issuance under the Incentive Plan will be reduced by: (i) one (1) share for each share of Common Stock covered by an option or stock appreciation right; and (ii) one and one-half (1.5) shares for each share of Common Stock issued pursuant to other stock awards.

Shares subject to options and stock awards that expire, terminate, are repurchased, or are forfeited under the Incentive Plan will again become available for the grant of awards under the Incentive Plan at the rate of (i) one (1) share for each share of Common Stock covered by an option or stock appreciation right; and (ii) one and one-half (1.5) shares for each share of Common Stock issued pursuant to other stock awards. Shares issued under the Incentive Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a “net exercise”, the number of shares that are not delivered to the participant shall not remain available for the grant of awards under the Incentive Plan. If the exercise of any stock award is satisfied by tendering shares of Common Stock held by the participant, the number of shares tendered shall not remain available for the grant of awards under the Incentive Plan.

If this Proposal 3 is approved by our stockholders, then the maximum number of shares that may be issued under the Incentive Plan subject to incentive stock options is 38,000,000 shares.

Eligibility

Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options or stock appreciation rights under the Incentive Plan exercisable for more than 32,000,000 shares of Common Stock during any calendar year (“Section 162(m) Limitation”).

Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of an incentive stock option or nonstatutory stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “ Eligibility” above), may not be less than 110% of such fair market value. As of July 26, 2007, the closing price of our Common Stock as reported on the Nasdaq Global Market was $1.72 per share.

Acceptable consideration for the purchase of Common Stock issued pursuant to an option granted under the Incentive Plan will be determined by the Board and may include cash, Common Stock previously owned by the optionee, the net exercise of the option, consideration received in a “cashless” broker-assisted sale and any other legal consideration approved by the Board.

Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares should the participant’s service terminate before vesting. To the extent provided by the terms of an option, we may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by requiring a cash payment upon exercise, by withholding a portion of the stock otherwise issuable to the participant upon exercise or by such other method as may be set forth in a specific option agreement.

Term. The maximum term of options under the Incentive Plan is 8 years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the Incentive Plan generally terminate 90 days after termination of the participant’s service without cause unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service. If an optionee’s service with the Company or any affiliate ceases with cause, the option will terminate at the time the optionee’s service ceases. In no event may an option be exercised after its expiration date.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Nonstatutory stock options are transferable to the extent provided in the option agreement.

Stock Purchase or Bonus Awards

Stock purchase or bonus awards are granted through a purchase or bonus award agreement.

Payment. Subject to certain limitations, the purchase price for stock purchase or bonus awards must be at least the par value of our Common Stock. The purchase price for a stock purchase award may be payable in cash, or any other form of legal consideration approved by the Board. Stock bonus awards may be granted in consideration for the recipient’s past services for the Company.

Vesting. Common stock under a stock purchase or bonus award agreement may be subject to a share repurchase option or forfeiture right in the Company’s favor, each in accordance with a vesting schedule. If a recipient’s service relationship with us terminates, we may reacquire or receive via forfeiture all of the shares of our Common Stock issued to the recipient pursuant to a stock purchase or bonus award that have not vested as of the date of termination. Rights to acquire shares under a stock purchase or bonus award may be transferred to the extent provided in the award agreement so long as the Common Stock awarded pursuant to the grant remains subject to the terms of the original award agreement. The Board has the power to accelerate the vesting of stock acquired under a stock purchase or bonus award agreement.

Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be transferred only as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Stock Appreciation Rights

Stock appreciation rights are granted through a stock appreciation right agreement. Each stock appreciation right is denominated in share of Common Stock equivalents. The strike price of each stock appreciation right is determined by the Board at the time of grant of the stock appreciation right, which shall be not less than 100% of the fair market value of the stock subject to the stock appreciation right on the date of grant. The Board may impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. If a stock appreciation right recipient’s relationship with the Company, or any affiliate of the Company, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months following cessation of service, unless the terms of the stock appreciation right agreement provide for earlier or later termination. Stock appreciation rights may be paid in our Common Stock, in cash, in any combination of the two or in any other form of legal consideration approved by the Board. The maximum term of stock appreciation rights under the Incentive Plan is 8 years.

Stock Unit Awards

Stock unit awards are purchased through a stock unit award agreement. Subject to certain limitations, the consideration, if any, for stock unit awards must be at least the par value of our Common Stock. The consideration for a stock unit award may be payable in any form acceptable to the Board and permitted under applicable law. The Board may impose any restrictions or conditions upon the vesting of stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Stock unit awards may be settled in our Common Stock, in cash, in any combination of the two or in any other form of legal consideration approved by the Board. Dividend equivalents may be credited in respect of shares covered by a stock unit award, as determined by the Board. At the discretion of the Board, such dividend equivalents may be converted into additional shares covered by the stock unit award. If a stock unit award recipient’s service relationship with us terminates, any unvested portion of the stock unit award is forfeited upon the recipient’s termination of service.

Performance Awards

The Incentive Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, directors and consultants are eligible to receive performance awards under the Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 15,000,000 shares of our common stock in the case of performance stock awards, or $10,000,000 in the case of performance cash awards.

In granting a performance award, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more performance goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. Within the time period prescribed by Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code (typically before the 90th day of a performance period), our Compensation Committee will establish the performance goals, based upon one or more pre-established performance criteria enumerated in the Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Incentive Plan shall be determined by the our Compensation Committee, based on one or more of the following performance criteria which may be based on a company-wide basis, with respect to one or more business segments, business units or operational group divisions, affiliates or other defined portion of the business, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices: (i) net sales; (ii) revenue; (iii) revenue or product revenue growth; (iv) operating income or loss (before or after taxes); (v) pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (vi) net earnings or loss; (vii) earnings or loss per share; (viii) net income or loss (before or after taxes); (ix) return on equity; (x) total stockholder return; (xi) return on assets or net assets; (xii) attainment of strategic and operational initiatives; (xiii) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xiv) market share; (xv) gross profits; (xvi) earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); (xvii) economic value-added models (or equivalent metrics); (xviii) comparisons with various stock market indices; (xix) reductions in costs; (xx) cash flow or cash flow per share (before or after dividends); (xxi) return on capital (including return on total capital or return on invested capital); (xxii) cash flow return on investment; (xxiii) improvement in or attainment of expense levels or working capital levels; (xxiv) operating margin; (xxv) gross margin; (xxvi) year-end cash; (xxvii) cash margin; (xxviii) debt reduction; (xxix) stockholder’s equity; (xxx) market share; (xxxi) achievement of defined product development or clinical milestones; (xxxii) regulatory achievements including approvals; (xxxiv) progress of internal research, development or clinical programs; (xxxv) progress of partnered programs; (xxxvi) implementation or completion of projects and processes; (xxxvii) partner satisfaction; (xxxviii) budget management; (xxxix) clinical progress including timely completion of clinical trials; (xl) completion of submissions and other regulatory achievements; (xli) partner or collaborator achievements; (xlii) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (xliii) financing; (xliv) investor relation, analysts and communication; (xlv) inlicensing; (xlvi) recruiting and maintaining personnel; and (xlvii) to the extent that a performance award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

Other Stock Awards

Other forms of stock awards based on our Common Stock may be granted either alone or in addition to other stock awards under the Incentive Plan. The Board has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our Common Stock to be granted and all other conditions of such other stock awards.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the Incentive Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting provisions of such stock awards will be accelerated and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction. A stock award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement or other written agreement between the award recipient and the Company. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate in June 2014. The Board will have authority to amend or terminate the Incentive Plan. No amendment or termination of the Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we will obtain stockholder approval of any such amendment to the Incentive Plan in such a manner and to such a degree as may be required.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any. If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option, or the disposition of a share acquired on the exercise of an incentive stock option after the required holding periods. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, however, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Stock Purchase Awards, Stock Bonus Awards and Stock Unit Awards. Nonstatutory stock options, stock purchase awards, stock bonus awards and stock unit awards granted under the Incentive Plan generally have the following federal income tax consequences. There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Performance stock awards and performance cash awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous paragraph or by meeting the following requirements: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, (iIi) the material terms of the plan are approved by the stockholders, and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

New Plan Benefits

As of the date hereof, no options or other stock awards have been granted on the basis of the share increase for which stockholder approval is sought under this Proposal 3. Accordingly, future benefits or amounts received are not determinable.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 3 will be required to approve the amendment and restatement of the Equity Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

On August 10, 2005, we dismissed Ernst & Young LLP as our independent registered public accounting firm, and on August 15, 2005 engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP acted as the independent registered public accounting firm for ACLARA for the two fiscal years ended December 31, 2004. The dismissal of Ernst & Young LLP and the engagement of PricewaterhouseCoopers LLP were approved by the audit committee of the board of directors of the Company.

The audit reports of Ernst & Young LLP on our financial statements as of and for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our last fiscal year ended December 31, 2004, and during the subsequent interim period preceding the dismissal of Ernst & Young LLP, there was no disagreement between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years; and for the same periods there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Ernst & Young LLP with a copy of the disclosures in the foregoing paragraph, which were first made under Item 4.01 in a Current Report on Form 8-K that we filed with the SEC on August 16, 2005, and requested that Ernst & Young LLP furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A letter from Ernst & Young LLP to the Securities and Exchange Commission, dated August 16, 2005, was attached as Exhibit 16.1 to the Current Report on Form 8-K that we filed with the SEC on August 16, 2005.

During our fiscal year ended December 31, 2004, and during the subsequent interim period preceding the engagement of PricewaterhouseCoopers LLP, we did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the our financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Fees for audit services provided by PricewaterhouseCoopers LLP during 2006 totaled $0.85 million. Fees for audit services provided in 2005 were $0.59 million, of which $0.39 million was for services provided by Ernst & Young LLP and $0.20 million was for services provided by PricewaterhouseCoopers LLP. The fees for audit services included fees associated with the annual audit of the financial statements included in our Annual Report on Form 10-K, procedures related to attestation of management’s assessment of the effectiveness of internal control over financial reporting under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and the reviews of Monogram’s quarterly reports on Form 10-Q and other SEC filings.

Audit-Related Fees

There were no fees for audit-related services in 2006 and 2005.

Tax Fees

There were no fees for tax related services in 2006 and 2005 paid to PricewaterhouseCoopers LLP or Ernst & Young LLP.

All Other Fees

There were no fees for other services not included above in 2006 and 2005.

All fees described above were pre-approved by the Audit Committee.

PRE -APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy for the pre-approval of audit, review and attest services, as well as permitted non-audit services to be performed by our independent registered public accounting firm. The engagement to perform services may be approved on an explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service or the engagement may be pre-approved on a collective basis. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated specific pre-approval authority for up to $50,000 to Ms. Kepner, the Chair of the Audit Committee. These pre-approvals are reported to the Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP and Ernst & Young LLP, as applicable, is compatible with maintaining the independent registered public accounting firms’ independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

MANAGEMENT

Executive Officers

The following table sets forth information about our executive officers as of July 25, 2007:

Name	Age	Position
William D. Young	62	Chairman of the Board, Chief Executive Officer and Director
Michael P. Bates, M.D.	50	Vice President, Clinical Research
Tien T. Bui	42	Vice President, Medical Affairs
Michael J. Dunn	51	Chief Business Officer
Kathy L. Hibbs	43	Senior Vice President, General Counsel
Kenneth N. Hitchner	53	Vice President, Pharmaceutical Collaborations
Alfred G. Merriweather	53	Senior Vice President, Finance and Chief Financial Officer
Christos J. Petropoulos, Ph.D.	53	Vice President, Research and Development and Chief Scientific Officer
William J. Welch	45	Senior Vice President and Chief Commercial Officer
Jeannette Whitcomb, Ph.D.	46	Vice President, Operations
Patricia Wray	50	Vice President, Human Resources

William D. Young has served as our Chief Executive Officer since November 1999 and has served as the Chairman of the Board since May 1999. From March 1997 to October 1999, Mr. Young was Chief Operating Officer at Genentech, Inc., a biotechnology company. As COO at Genentech, Mr. Young was responsible for all of the company’s development, operations and commercial functions. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and held various executive positions prior to becoming COO. Prior to joining Genentech, Mr. Young was employed by Eli Lilly and Company for 14 years. Mr. Young is a member of the board of directors of Biogen IDEC, Inc. and Theravance, Inc. He received his bachelor’s degree in chemical engineering from Purdue University, his M.B.A. from Indiana University and an honorary Doctorate in Engineering from Purdue University. He was elected to the National Academy of Engineering, USA, in 1993.

Michael P. Bates, M.D. joined our Clinical Research group as Medical Director in January 2001, was promoted to Senior Director in 2003 and was named Vice President of Clinical Research in June 2004. Prior to joining Monogram, Dr. Bates completed his internship and residency in Internal Medicine at the University of California, San Francisco, before pursuing fellowship training in Cardiology at Duke University in Durham, North Carolina, and in Infectious Diseases at the University of Washington in Seattle, Washington. Following two years on the junior faculty at the University of Washington and the Fred Hutchinson Cancer Research Center in Seattle, Dr. Bates moved to industry. Dr. Bates was Regional Medical Director/Medical Liaison for Roche, focusing on virology from February 1999 to December 2000.

Tien T. Bui joined Monogram as National Sales Director in November 2000, was named Vice President of Sales in September 2001 and became the Vice President of Sales and Marketing in November 2002 and was named Vice President of Medical Affairs in March 2006. Before joining Monogram, Ms. Bui was the Virology Sales Director for DuPont Pharmaceuticals’ Western Business Unit. In addition to her most recent sales management position at DuPont, she served DuPont and DuPont-Merck Pharmaceuticals for over 10 years, from 1990 to 2000, in various sales and marketing roles, including: physician and hospital sales; clinical development and education; healthcare policy and government affairs; and strategic market development. Ms. Bui received her bachelor’s degree in international business from San Francisco State University and also studied abroad at The University of Liege, Belgium.

Michael J. Dunn has served as our Chief Business Officer since our merger with ACLARA in December 2004. From April 2003 to December 2004, Mr. Dunn was Chief Business Officer for ACLARA BioSciences, Inc. From March 2002 to April 2003, Mr. Dunn served as Executive Vice President of Business Development for ActivX Bioscience, Inc., a biotechnology company. From July 1998 to March 2002, Mr. Dunn was Vice

President of Business Development for Aurora Biosciences Corporation, a biotechnology tools company. From 1995 to 1998, Mr. Dunn was Vice President of Business Development for SIBIA Neurosciences, Inc. Mr. Dunn has an M.B.A. from the University of San Diego and a B.A. in biology from the University of Chicago.

Kathy L. Hibbs joined Monogram as Vice President, General Counsel in April 2001, and was promoted to Senior Vice President in February 2007. Prior to joining Monogram, Ms. Hibbs was Vice President and General Counsel for Multitude, Inc., an Internet telecommunications company, which filed a petition for bankruptcy in 2001. Prior to that, from 1996 to 2000, she served as Senior Corporate Counsel at Varian Medical Systems, Inc., a leading manufacturer of integrated cancer therapy systems. At Varian, she was responsible for numerous legal matters including regulatory compliance, employment law, litigation and SEC reporting. Before her employment with Varian, Ms. Hibbs worked as a litigator for two California law firms and dealt with various legal issues, including civil rights and securities law. She received her J.D. degree from the University of California, Hastings College of Law, and her bachelor’s degree in political science from the University of California, Riverside.

Kenneth N. Hitchner joined Monogram as Director of Project Management in May 1999 and was named Vice President of Pharmaceutical Collaborations in October 2003. From December 1997 to May 1999 Mr. Hitchner was the Director of Project Management at Gilead Sciences, a biopharmaceutical company. Prior to Gilead, he was with Genentech for fifteen years where he held a number of positions including the Director of Product Development and Global Project Leader. Mr. Hitchner received his bachelor’s degree in Zoology from DePauw University and a Masters Degree in Biology from San Francisco State University.

Alfred G. Merriweather has served as our Chief Financial Officer since our merger with ACLARA in December 2004, and was promoted to Senior Vice President in February 2007. From December 2001 to December 2004, Mr. Merriweather served as Vice President, Finance, Chief Financial Officer and Secretary of ACLARA BioSciences, Inc. From 1999 to 2001, he was Vice President and Chief Financial Officer for Citadon, Inc., a software company. From 1996 to 1999, Mr. Merriweather was Vice President of Finance and Chief Financial Officer of Symphonix Devices, Inc., a manufacturer of implantable medical devices. From 1993 to 1996, Mr. Merriweather was Senior Vice President of Finance and Chief Financial Officer of LipoMatrix, Inc., a medical device company based in Neuchatel, Switzerland. Prior to that, Mr. Merriweather was Vice President of Finance and Chief Financial Officer of Laserscope, a manufacturer of surgical laser systems. Mr. Merriweather holds a B.A. from The University of Cambridge, England.

Christos J. Petropoulos, Ph.D. joined Monogram as our Director of Research and Development in August 1996, became Senior Director of Research and Development in September 1997, was named our Vice President, Research and Development in November 1999, was named our Vice President, Research and Development, Virology and Chief Scientific Officer in December 2004 and was named Vice President of Research and Development and Chief Scientific Officer in October 2005. From 1992 to 1996, Dr. Petropoulos was a scientist at Genentech where he headed the Molecular Virology Laboratory and the Research Virology and Molecular Detection Laboratories from 1994 to 1996. Dr. Petropoulos received his Ph.D. in molecular and cell biology from Brown University.

William J. Welch has served as our Senior Vice President and Chief Commercial Officer since September 2005. From 1998 to 1999 and from 2001 to August 2005, Mr. Welch was with LaJolla Pharmaceutical, Inc., most recently as Vice President, Sales & Marketing. From 1999 to 2001, Mr. Welch was Vice President of Global Marketing for Dade Behring MicroScan where he managed marketing and strategic development for a $150 million business. From 1993 to 1998, Mr. Welch held a number of management positions with Abbott Laboratories, including General Manager of the Ambulatory Infusion Systems Division. Mr. Welch holds a B.S. from the University of California at Berkeley and an M.B.A. from Harvard University.

Jeannette M. Whitcomb, Ph.D. joined Monogram as one of the first scientists in the Research and Development department in 1996, transitioned to the Operations group in 2002 and was named Vice President of Operations in June 2003. Prior to joining Monogram, Dr. Whitcomb was a Postdoctoral Fellow in Dr. Stephen H.

Hughes’ lab at the National Cancer Institute—Frederick Cancer Research and Development Center. Prior to that, she was a Fogerty Fellow in Dr. Peter A. Cerutti’s lab at the Swiss Institute for Experimental Cancer Research in Lausanne, Switzerland. Dr. Whitcomb received her bachelor’s degree in Biology from Widener University in Chester, Pennsylvania and her Ph.D. in Microbiology and Immunology from Temple University School of Medicine in Philadelphia.

Patricia Wray is the Vice President, Human Resources. She has overseen Monogram’s Human Resources function in a number of capacities since 1998, beginning as our Senior Director of Human Resources prior to being named our Vice President of Human Resources in November 1999. In February of 2003 Ms. Wray’s role was converted to a consultant to the Company. In September of 2004 she returned as the Senior Director until again being named our Vice President of Human Resources in September 2006. Prior to joining Monogram, Ms. Wray held a number of positions at Genentech including Director of Employee Relations and Training from 1989 to 1997. From 1981 to 1989, Ms. Wray worked as Employee Relations Manager at Hewlett Packard in both the Networking and Analytical Instrument Divisions. She received her Masters degree from Michigan State University, and a B.S. in Horticulture from University of Delaware.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of June 30, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security and warrants if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable or exercisable within 60 days of June 30, 2007. Some of the information with respect to beneficial ownership has been furnished to us by each director, officer or 5% or more stockholder, as the case may be. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed below, based on the information each of them has given us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

This table lists applicable percentage ownership based on 132,243,102 shares of Common Stock outstanding as of June 30, 2007. Options and warrants to purchase shares of the Common Stock that are exercisable within 60 days of June 30, 2007, are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Shares underlying options, warrants and convertible securities that are deemed beneficially owned are listed in this table separately in the column labeled “Shares Subject to Options, Warrants and Convertible Securities.” These shares are included in the number of shares listed in the column labeled “Total Number.”

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Total Number	Shares Subject to Options, Warrants and Convertible Securities	Percent of Class Beneficially Owned
5% Stockholders
Entities affiliated with Stephens Investment Management LLC (2)	9,566,660	—	7.2%
Federated Investors, Inc. (3)	23,441,600	—	17.7%
Kenneth F. Siebel (4)	9,692,400	—	7.3%
Pfizer, Inc. (5)	12,274,296	9,242,828	8.7%
Entities affiliated with Highbridge International LLC (6)	11,904,761	11,904,761	8.3%

Directors and Executive Officers
William D. Young (7)	3,012,991	2,753,125	2.2%
Alfred G. Merriweather (8)	828,858	805,937	*
Christos J. Petropoulos, Ph.D. (9)	709,120	646,251	*
Kathy L. Hibbs (10)	481,853	461,145	*
William J. Welch (11)	214,155	208,333	*
Cristina H. Kepner	194,183	133,333	*
David H. Persing, M.D., Ph.D.	143,333	133,333	*
William Jenkins, M.D.	133,333	133,333	*
Edmon R. Jennings	124,433	123,333	*
Thomas R. Baruch, J.D. (12)	531,877	129,933	*
John D. Mendlein, J.D., Ph.D.	180,933	180,933	*
All directors and executive officers as a group (17 persons)	9,360,291	8,196,620	7.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated, the address of each person in this table is c/o Monogram, Inc., 345 Oyster Point Boulevard, South San Francisco, California 94080.

(2)	Stephens Investment Management LLC, as general partner and investment manager of certain client accounts, may be deemed to have the power to direct the voting or disposition of the Company’s Common Stock held by such accounts. Therefore, Stephens Investment Management LLC, as those accounts’ general partner and investment manager, and Paul Stephens, Brad Stephens and Bart Stephens, as managing members and owners of Stephens Investment Management LLC, may be deemed to beneficially own the Common Stock owned by those accounts. Paul Stephens holds 534,462 of the Company’s Common Stock personally. The business address for Stephens Investment Management LLC is One Sansome Street, Suite 2900, San Francisco, CA 94104. This information is based solely on a Schedules 13G filed with the SEC on February 12, 2007.

(3)	The business address for Federated Investors, Inc. is Federated Investor Tower, Pittsburgh, PA 15222-3779. This information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2007.

(4)

The shares include shares beneficially owned directly and indirectly by Mr. Siebel, including shares of the Company’s Common Stock beneficially owned by Private Wealth Partners LLC, a California limited liability company and a registered investment adviser (“IA”). Mr. Siebel controls IA by virtue of Mr. Siebel’s position as a majority managing member of IA. IA acts as an investment advisor to PWP Partnership Fund, LLC and manages discretionary client accounts that include shares of the Company’s Common Stock. The business address for Kenneth F. Siebel is 80 E. Sir Francis Drake Blvd., 4th Fl., Larkspur, CA 94939. This information is based solely on a Schedule 13G filed with the SEC on June 12, 2007.

(5)	The total number of shares beneficially owned represents 9,242,828 shares of Common Stock that are initially issuable upon conversion of the Amended and Restated 3.0% Senior Secured Convertible Note due May 19, 2010, issued by the Company to Pfizer, Inc. on May 5, 2006 and amended and restated in January of 2007, at $2.7048 per share, 422,773 shares of Common Stock issued in connection with quarterly interest payments on the Note, and 2,608,695 shares of Common Stock owned by Pfizer Overseas Pharmaceuticals, a wholly-owned subsidiary of Pfizer, Inc. The information regarding the Pfizer Overseas Pharmaceuticals shares is based solely on a Schedule 13D/A filed with the SEC on February 11, 2005. The business address for Pfizer Inc. and Pfizer Overseas Pharmaceuticals is 235 East 42nd Street, New York, New York 10017.

(6)

These shares are issuable upon conversion of a 0% Senior Unsecured Note issued by the Company to Highbridge International, LLC on January 12, 2007. Includes 11,309,523 shares issuable to Highbridge International LLC. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC. Also includes 595,238 shares issuable to Highbridge Convertible Arbitrage Master Fund, L.P. Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Pursuant to the terms of an Indenture, dated January 12, 2007, up to 1,279,650 additional shares may be issued to Highbridge International LLC and up to 67,350 additional shares may be issued to Highbridge Convertible Arbitrage Master Fund, L.P. upon conversion of the 0% Senior Unsecured Note upon certain change of control events. The business address for Highbridge International, LLC is c/o Harmonic Fund Services, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman and for Highbridge Convertible Arbitrage Master Fund, L.P. is c/o Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019.

(7)	Total number of shares beneficially owned includes 9,366 shares that are held in trust by the Company’s 401(k) plan as part of matching contributions in the form of Common Stock.

(8)	Total number of shares beneficially owned includes 3,993 shares that are held in trust by the Company’s 401(k) plan as part of matching contributions in the form of Common Stock.

(9)	Total number of shares beneficially owned includes 6,464 shares that are held in trust by the Company’s 401(k) plan as part of matching contributions in the form of Common Stock.

(10)	Total number of shares beneficially owned includes 8,132 shares that are held in trust by the Company’s 401(k) plan as part of matching contributions in the form of Common Stock.

(11)	Total number of shares beneficially owned includes 2,059 shares that are held in trust by the Company’s 401(k) plan as part of matching contributions in the form of Common Stock.

(12)	Total number of shares beneficially owned includes 289,514 shares held by CMEA Life Sciences Fund L.P. Mr. Baruch has shared voting and investment power over these shares as a General Partner of CMEA Life Sciences Fund L.P.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The goal of our executive compensation program is to provide a structure of incentives and rewards that will drive behavior and performance in a way that builds long term value for our stockholders. In support of this goal we have implemented compensation and benefit programs that are designed to:

•	drive and reward performance

•	align the interests of management and stockholders

•	enable the recruitment and retention of high quality executives

•	provide fair and reasonable levels of compensation

We have implemented specific compensation elements to address these objectives. These have included base salary, equity participation and benefits and, for 2007, include a cash bonus plan. Some of these are short term in nature and others are more relevant as longer term incentives and rewards. Our goal is to have a blend of compensation elements that in the aggregate meet the objectives described above.

The compensation committee of our board of directors oversees our executive compensation arrangements, in accordance with a committee charter approved by the board of directors.

The programs described here relate to all of our executive officers, including the vice presidents and senior vice presidents who report directly to our chief executive officer, and to the chief executive officer himself. This includes those individuals who are identified as named executive officers.

Compensation Objectives

The following are the principal objectives of our compensation programs.

Performance—We strive to maintain a performance-oriented culture. Each of our compensation elements are designed to recognize the actual performance and the potential future performance of our executive officers. We expect all of our executive officers to perform to high standards of competence. We also expect them to set and achieve appropriate goals for their area of responsibility and for the company as a whole.

Alignment with stockholders—We seek to align ourselves with the interests of our stockholders. We do this by setting our goals based on the business milestones that we believe are most likely to drive long term stockholder value and by tying significant elements of executive compensation to our business success. Cash bonuses are designed to acknowledge short term goal accomplishment while over the long term, executive officers expect to benefit directly from increases in the value of our Common Stock through equity participation, primarily stock options.

Recruiting and Retention—Building an outstanding organization and delivering excellence in all aspects of our performance requires that we hire, and retain, high quality executives. We believe that an environment in which employees are able to have an enjoyable, challenging and rewarding work experience is critical to our ability to recruit and retain the right people. A critical aspect of that environment is the structure of incentives and rewards that are embedded in the compensation structure. We strive to keep this structure competitive so that qualified people are motivated to join our team and to stay at Monogram for long and successful careers.

Fair and Reasonable—We strive to make our compensation programs fair in two ways. First, we aim for fairness internally in relation to other executives and to other employees throughout the organization. Second, we seek fairness externally in relation to comparable positions in other companies. We also set compensation levels that are reasonable in terms of our overall financial and competitive condition as a company and that reflect the experience, skills and level of responsibility of the executive. We utilize the Radford Global Life Sciences Survey for companies nationwide with 150-499 employees to aid in benchmarking our cash compensation levels to outside market conditions.

Implementing our Objectives

Roles of the Compensation Committee and Management—The compensation committee of the board of directors operates under a board-approved charter. This charter specifies the principal responsibilities of the committee as follows: (i) to review and approve the overall compensation strategy (including performance goals, compensation plans, programs and policies, employment and similar agreements with executive officers); (ii) to determine the compensation and terms of employment of the chief executive officer and the other executive officers; (iii) to administer and to recommend adoption, change or termination of plans, including option plans, bonus plans, deferred compensation plans, pension plans and (iv) to establish appropriate insurance for the directors and officers. The committee consists of four directors, each of whom satisfies the independence requirements of the NASDAQ Global Market as well as applicable SEC and IRS regulations.

The performance of each of our executive officers is evaluated annually at the end of the calendar year. The chief executive officer’s performance is evaluated by the compensation committee and the performance of the other executive officers is evaluated by the chief executive officer and reviewed with the compensation committee. The factors taken into account in the evaluation of performance include: the extent to which pre-established goals were accomplished and the extent to which the executive demonstrated leadership, creativity, teamwork and commitment, and embodied our company values. Other factors that are considered in making compensation determinations are the experience, skill level and level of responsibility of the executive and competitive market conditions.

Equity Grant Practices—All options granted to executive officers must be approved by either the compensation committee or the board of directors. At the time of hire, options are granted effective on the employment start date for the executive. Generally, we assess all of our executive officers on an annual basis for potential additional stock option grants. These annual awards are approved by the compensation committee or by the board of directors. In 2005, 2006 and 2007, these awards were granted at the first regularly scheduled board meeting of the calendar year, on March 2, 2005, April 7, 2006 and March 29, 2007, respectively.

Elements Used to Achieve Compensation Objectives

Base Salary—In determining base salaries for our executive officers, we benchmark each of our executive positions using the Radford Global Life Sciences Survey for companies nationwide with 150-499 employees. We use the 50th percentile as a general benchmark for salary levels. However, many factors affect the determination of the salary level for individual executives, including performance, experience, skill, responsibilities and competitive market factors. In general, we seek to provide a fair, reasonable and competitive level of base salary.

Cash Bonus—While we believe that the provision of short-term cash incentives is important to aligning the interests of executive officers and stockholders, and to the rewarding of performance, we also take into account the overall financial situation of the company. At the beginning of 2006, we concluded that, because of the then potential impact of the contingent value rights on our cash position, it would be prudent to not implement a cash bonus plan for 2006. Accordingly, no bonus plan was implemented and no payments were made to our executive officers for 2006. However, for 2007, we have implemented a cash bonus plan that provides for the payment of cash bonuses based on the compensation committee’s assessment of our performance against specified revenue targets and other corporate goals for the year, as well as an assessment of individual performance for each executive. The chief executive officer is eligible for a total target bonus of up to 40% of base salary. The other executive officers are each eligible for a total target bonus of up to 30% of base salary. In determining these target bonus percentages we benchmarked our executives using the Radford Global Life Sciences Survey for companies nationwide with 150-499 employees, with the 50th percentile as a general target for potential bonus levels.

Equity Incentive—We utilize stock options as the primary method of equity participation for our executive officers. In the future we may consider using other forms of equity participation such as restricted stock grants. We determine option grants by reference to our own capitalization structure and to internally generated benchmarks that we have established to determine appropriate levels of stock option grants for our employees.

Benefits—We provide a competitive range of health and other benefit programs to our executive officers. These are provided on the same basis to executive officers and all employees. These include health and dental insurance, life and disability insurance, and a 401(k) plan under which certain matching contributions are made in company stock.

In addition to these benefit programs, we have implemented a non qualified deferred compensation plan, effective January 2007. Those eligible for this plan include members of the board of directors, the executive officers and certain other senior employees. Under this plan, individuals enrolled in the plan can, by election in advance, defer a portion of their total compensation on a pretax basis. There are no special perquisites or benefit programs made available exclusively to any of the executive officers, either individually or as a group.

Relocation—When necessary and appropriate, upon the hire of new executives, we may pay additional amounts in reimbursement of relocation costs and/or as additional compensation to assist with the high cost of housing in the San Francisco Bay Area.

Severance—Under provisions of our chief executive officer’s employment agreement, in the event of a termination of employment for reasons other than cause, he is entitled to receive salary payments and continuation of certain healthcare benefits for twelve months and full vesting of his outstanding stock options. None of our other executive officers have agreements providing for any severance payments, except as described below under “Change in Control.”

Change in Control—In the event of an actual or constructive termination of employment, other than for cause, within twelve months after a change of control of the company, our chief executive officer will receive the following termination benefits: continuation of salary and certain healthcare benefits for a period of twelve months and full vesting of outstanding stock options. In the event of an actual or constructive termination of employment, other than for cause, within three months before or twenty-four months after a change of control of the company, our other named executive officers will receive, in a lump sum payment, one year’s salary and full vesting of outstanding stock options.

Compensation of the Named Executive Officers in 2006

William D. Young, Chairman and Chief Executive Officer—Mr. Young’s base salary was set at $455,000 for 2006, reflecting the compensation committee’s assessment of his performance in leading the company and based on his experience, skills and leadership abilities. As a result of an assessment of the company’s cash position at the start of 2006, we did not implement a cash bonus plan for 2006 and no cash bonus was paid to Mr. Young for the year. At the time of our annual review of stock option grants, on April 7, 2006, Mr. Young was granted an option to purchase 300,000 shares of Common Stock at an exercise price of $1.62 per share. This option grant was considered appropriate by the compensation committee, taking into account Mr. Young’s performance, role, responsibilities and anticipated contributions to the company. This option vests in accordance with our normal vesting schedule which is 25% after twelve months and then in equal monthly increments over the remaining three years of a four year vesting term.

Alfred G. Merriweather, Senior Vice President and Chief Financial Officer; William Welch, Senior Vice President and Chief Commercial Officer; Christos Petropoulos, Vice President and Chief Scientific Officer; Kathy Hibbs, Senior Vice President and General Counsel—Base salary for the other named executive officers were set for 2006 at the following levels: Mr. Merriweather—$260,000; Mr. Welch—$283,000; Mr. Petropoulos—$273,000; and Ms. Hibbs—$260,000. These salary levels reflect the compensation committee’s concurrence with Mr. Young’s assessment of their performance in leading their functions and in contributing to the company’s overall progress. As a result of an assessment of the company’s cash position at the start of 2006, we did not implement a cash bonus plan for 2006 and no cash bonuses were paid to these executive officers for the year. At the time of our annual review of stock option grants, on April 7, 2006, the named executives were granted options to purchase the following number of shares of Common Stock at an exercise price of $1.62 per share: Mr. Merriweather—100,000; Mr. Welch—175,000; Mr. Petropoulos—100,000; and Ms. Hibbs—100,000. These option grants were considered appropriate by the compensation committee, taking into account the executives’ performance, roles, responsibilities and anticipated contributions to the company. These options vest in accordance with our normal vesting schedule which is 25% after twelve months and then in equal monthly increments over the remaining three years of a four year vesting term.

In addition, in accordance with our agreement with Mr. Welch at the time of his recruitment to be our chief commercial officer and his relocation to the San Francisco Bay Area, we paid him mortgage assistance payments in 2006 of $60,000 and reimbursed relocation costs of $6,550.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR FISCAL 2006

Name and Principal Position	Year	Salary ($)	Option Awards (a) ($)	All Other Compensation ($)		Total ($)
William D. Young Chairman of the Board and Chief Executive Officer	2006	$454,519	$1,123,228	$4,914	(b)	$1,582,661

Alfred G. Merriweather Senior VP , Finance and Chief Financial Officer	2006	$259,615	$210,719	$4,901	(c)	$475,235

Christos J. Petropoulos, PhD VP, Research and Development	2006	$272,846	$383,458	$250	(d)	$656,554

William J. Welch Sr. VP and Chief Commercial Officer	2006	$282,846	$271,134	$70,214	(e)	$624,194

Kathy L. Hibbs Senior VP, General Counsel	2006	$259,712	$222,157	$3,664	(f)	$485,533

Note:

(a)	Represents the compensation expense related to all outstanding options that we recognized for the year ended December 31, 2006 under Statement of Financial Accounting Standards No. 123R (SFAS123R), adjusted to exclude estimates of forfeitures. This expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123R and recognizing that amount as expense ratably over the option vesting term and accordingly includes the portion of options granted in previous years, that vested in 2006.

(b)	Consists of $4,914 of matching payments under our 401(k) plan in the form of shares of our Common Stock.

(c)	Consists of $4,648 of matching payments under our 401(k) plan in the form of shares of our Common Stock and $253 of reimbursement of health club fees in accordance with a benefit program available to all employees.

(d)	Consists of reimbursement of health club fees in accordance with a benefit program available to all employees.

(e)	Consists of $3,664 of matching payments under our 401(k) plan in the form of shares of our Common Stock, $6,550 in moving costs and $60,000 in mortgage assistance payments, both related to Mr. Welch’s relocation to the San Francisco Bay Area.

(f)	Consists of $3,664 of matching payments under our 401(k) plan in the form of shares of our Common Stock.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:

GRANT OF PLAN-BASED AWARDS IN FISCAL 2006*

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
William D. Young	4/7/2006	300,000	$1.62	$353,640
Alfred G. Merriweather	4/7/2006	100,000	$1.62	$117,880
Christos J. Petropoulos, PhD	4/7/2006	100,000	$1.62	$117,880
William J. Welch	4/7/2006	175,000	$1.62	$206,290
Kathy L. Hibbs	4/7/2006	100,000	$1.62	$117,880

*	Share numbers reflected in the above table do not give effect to any reverse stock split that may be effected pursuant to Proposal 2 contained in this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR -END.

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006(1)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
William D. Young	721,875	928,125	$2.28		3/2/2013
	—	300,000	$1.62		4/7/2014
	150,000	—	$3.14		11/11/2009
	12,500	—	$5.40		11/9/2008
	500,000	—	$3.14		11/11/2009
	150,000	—	$6.00		2/1/2011
	65,000	—	$3.22		7/16/2011
	222,500	—	$2.57		2/21/2012
	262,500	37,500	$1.51		6/20/2013
	206,250	93,750	$3.00		3/17/2014

Alfred G. Merriweather	109,375	140,625	$2.28		3/2/2013
	—	100,000	$1.62		4/7/2014
	90,313	37,188	$1.88	(2)	2/6/2014
	190,364	22,136	$1.38	(2)	5/5/2013
	92,967	3	$1.24	(2)	1/6/2013
	170,000	—	$2.71	(2)	12/19/2011
	34,530	—	$1.24	(2)	1/6/2013

Christos J. Petropoulos	262,500	337,500	$2.28		3/2/2013
	—	100,000	$1.62		4/7/2014
	—	—	$0.32		8/19/2006
	7,500	—	$0.64		4/21/2007
	5,775	—	$5.40		3/30/2009
	24,331	—	$3.70		2/8/2010
	—	—	$0.32		9/16/2006
	35,000	—	$6.00		2/1/2010
	15,000	—	$3.22		7/16/2010
	56,250	—	$2.57		2/21/2012
	43,750	6,250	$1.51		6/20/2013
	51,562	23,438	$3.00		3/17/2014

William J. Welch	100,000	200,000	$2.44		8/29/2013
	—	175,000	$1.62		4/7/2014

Kathy L. Hibbs	131,250	168,750	$2.28		3/2/2013
	—	100,000	$1.62		4/7/2014
	85,000	—	$1.81		4/16/2011
	47,500	—	$2.57		2/21/2012
	43,750	6,250	$1.51		6/20/2013
	51,562	23,438	$3.00		3/17/2014

(1)	Share numbers reflected in the above table do not give effect to any reverse stock split that may be effected pursuant to Proposal 2 contained in this Proxy Statement.

(2)	Upon exercise of these assumed ACLARA stock options, Mr. Merriweather will be entitled to receive a payment of $0.88 per share as payment in lieu of receiving contingent value rights, or CVRs, issued to holders of ACLARA Common Stock in connection with the Company’s merger with ACLARA in December 2004.

OPTION EXERCISES AND STOCK VESTED

There were no option exercises in the fiscal year ended December 31, 2006 by the Named Executive Officers and no stock bonus awards held by Named Executive Officers vested in the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2006 regarding our equity compensation plans(1):

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	18,711,060		$1.49	3,063,992
Equity compensation plans not approved by security holders	500,000	(2)	$3.14	—
Total	19,211,060		$2.39	3,063,992

(1)	Share numbers reflected in the above table do not give effect to any reverse stock split that may be effected pursuant to Proposal 2 contained in this Proxy Statement.

(2)	Consists of non-statutory stock options granted to William D. Young outside of the Company’s 2000 Equity Incentive Plan pursuant to the terms of an employment agreement between Mr. Young and the Company described in Item 11 above under “Employment, Severance and Change of Control Agreements.”

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

William D. Young

We have an agreement with William D. Young governing his employment as our Chief Executive Officer. This employment agreement provides for an initial base salary of $300,000 per year, plus a yearly incentive bonus as part of our bonus program based on objectives established by the Board of Directors after consultation with Mr. Young, plus a yearly special bonus of between $50,000 and $100,000, grossed up for tax purposes. In addition, the agreement contains a non-solicitation agreement. Mr. Young recommended that his salary be reduced as part of the November 2002 business restructuring. The Compensation Committee of the Board of Directors determined, and Mr. Young agreed, that Mr. Young’s base salary would be reduced by $50,000 to $280,000 beginning in November 2002 and that no bonuses would be paid for services performed by Mr. Young during 2002 or 2003 pursuant to this agreement. In addition, Mr. Young has waived the bonus described in the Employment Agreement for years after 2003.

As required by the agreement, prior to the commencement of Mr. Young’s employment, we also granted him a stock bonus award of 150,000 fully vested shares of the Common Stock, in consideration of his past service as our Chairman of the Board prior to becoming our Chief Executive Officer. The agreement also provides for the following:

•	a cash bonus in the gross amount of $180,000, granted on January 15, 2000, and an additional cash bonus in the gross amount of $180,000, granted on April 15, 2000;

•	an incentive stock option under our 2000 Equity Incentive Plan covering 150,000 shares of the Common Stock, which is now fully vested;

•	a non-statutory stock option, granted outside of our 2000 Equity Incentive Plan, covering 250,000 shares of the Common Stock, which is now fully vested; and

•	a non-statutory stock option, granted outside of our 2000 Equity Incentive Plan, covering 250,000 shares of the Common Stock, which is now fully vested.

Our agreement with Mr. Young specifies that Mr. Young’s employment is at-will. If we terminate his employment for any reason other than for cause, including in the context of a change of control, however, or if his employment is terminated as a result of death or permanent disability, we have also agreed to continue to pay him, or his estate, his base salary, at the level in effect at the time of termination, for an additional 12 months.

Executive Severance Agreements and Stock Option Acceleration Provisions

We have entered into executive severance benefits agreements with each of our executive officers other than William Young. These executive severance benefits agreements provide that if the executive is terminated without cause or constructively terminated within three months prior to or twenty-four months after a change in control then the executive will receive a one time cash severance payment equal to twelve months of the executive’s base salary plus an amount equal to the bonus that the executive received for the prior year.

The stock option agreements we have entered into with our executive officers in connection with stock option grants made to them under the 2004 Plan provide for acceleration of vesting of the stock option if the executive is terminated without cause or for good reason as of, or within 13 months after, a Change in Control. Options granted to executives under our 2000 Equity Incentive Plan, pursuant to the terms of that plan, are also subject to accelerated vesting if the executive is terminated without cause or for good reason as of, or within 13 months after, a Change in Control.

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE IN CONTROL

The table below shows the potential payments and benefits to which each Named Executive Officer would be entitled under the executive severance benefits agreements and stock option acceleration provisions described above and, in the case of Mr. Young, his employment agreement. The amounts shown in the table assume that termination was effective as of December 31, 2006 and that all eligibility requirements under the executive severance benefits agreements or applicable employment agreement were met.

		Termination without Cause or Constructively Terminated
Name	Benefits	Within the Context of Change in Control	Outside the Context of Change in Control
William D. Young	Cash severance	$455,000	$455,000
	Cash bonus	—	—
	Medical benefits	12,992	12,992
	Stock option vesting acceleration (1)	38,690	38,690
	Total	$506,682	$506,682

Alfred G. Merriweather	Cash severance	$260,000	—
	Cash bonus	—	—
	Medical benefits	—	—
	Stock option vesting acceleration (1)	10,978	—
	Total	$270,978	—

Christos J. Petropoulos, PhD	Cash severance	$273,000	—
	Cash bonus	—	—
	Medical benefits	—	—
	Stock option vesting acceleration (1)	13,234	—
	Total	$286,234	—

William J. Welch	Cash severance	$283,000	—
	Cash bonus	—	—
	Medical benefits	—	—
	Stock option vesting acceleration (1)	16,240	—
	Total	$299,240	—

Kathy L. Hibbs	Cash severance	$260,000	—
	Cash bonus	—	—
	Medical benefits	—	—
	Stock option vesting acceleration	10,551	—
	Total	$270,551	—

(1)	Represents the value of the portion of the stock option that is assumed to be accelerated, calculated using a Black-Scholes option valuation method.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2006 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR FISCAL 2006

Name	Fees Earned or Paid in Cash (a) ($)	Option Awards (b) ($)	Total ($)
Thomas Baruch	$21,250	$24,083	$45,333
William Jenkins	$30,250	$24,083	$54,333
Edmon Jennings	$25,250	$24,083	$49,333
Cristina Kepner	$26,250	$24,083	$50,333
John Mendlein	$22,250	$24,083	$46,333
David H. Persing	$21,250	$24,083	$45,333

Note:

(a)	Represents retainer, committee and meeting fees.

(b)	Represents the compensation expense related to all outstanding options that we recognized for the year ended December 31, 2006 under Statement of Financial Accounting Standards No. 123R (SFAS123R), adjusted to exclude estimates of forfeitures. This expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123R and recognizing that amount as expense ratably over the option vesting term and accordingly includes the portion of 2005 and 2006 options granted in previous years, that vested in 2006. The grant date fair value of options granted to directors in 2006 and 2005 was $23,576 and $32,960, respectively, for each director.

Each of our non-employee directors received an annual retainer of $15,000 in 2006, paid in equal quarterly installments. In addition, in 2006 each non-employee director received a fee of $1,500 for each Board of Directors meeting attended in person ($2,500 for directors resident outside of the U.S.), a fee of $500 for each Board of Directors meeting attended by phone and a fee of $500 for each committee meeting attended by committee members. In the fiscal year ended December 31, 2006, the total cash compensation paid to non-employee directors was $146,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with our policy. In 2007, the Board of Directors increased the cash compensation payable to our non-employee directors. In 2007, each of the non-employee directors shall receive an annual retainer of $20,000, paid in equal quarterly installments, a fee of $2,000 for each Board of Directors meeting attended in person, a fee of $500 for each Board of Directors meeting attended by phone and a fee of $500 for each committee meeting attended by committee members. In addition, the chair of the Audit Committee will receive an annual retainer of $10,000 and the chair of the Compensation Committee will receive an annual retainer of $5,000.

All of our directors are eligible to participate in our 2004 Equity Incentive Plan, or the 2004 Plan. Option grants to non-employee directors are discretionary. However, the Board of Directors has adopted a policy pursuant to which it makes initial grants of stock options to new non-employee directors at their time of election to the Board of Directors, and, on an annual basis, grants stock options to its continuing non-employee directors. During the fiscal year ended December 31, 2006, we granted each of our six continuing non-employee directors options to purchase 20,000 shares of Common Stock. These options vest monthly over a one-year period; provided that the vesting may accelerate and all shares subject to the options may become immediately exercisable in the event of a change in control of us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2006, the following non-employee directors served as members of the Compensation Committee: William Jenkins (Chair), Cristina H. Kepner, John D. Mendlein, and David H. Persing. During that fiscal year, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of directors that the CD&A be included in this proxy statement for the fiscal year ended December 31, 2006.

William Jenkins (Chair)
Cristina H. Kepner,
John D. Mendlein
David H. Persing

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following 6 directors are independent directors within the meaning of the applicable Nasdaq listing standards: Thomas Baruch, William Jenkins, Edmon Jennings, Cristina Kepner, John Mendlein, and David H. Persing. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. William Young, the Chief Executive Officer of the Company, is not an independent director by virtue of his employment with the Company.

TRANSACTIONS WITH RELATED PERSONS

Indemnity Agreements

We have entered into indemnity agreements with each of our officers and directors which provide, among other things, that we will indemnify those officers or directors, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Monogram, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. We also intend to enter into these agreements with our future directors and officers.

Merger with ACLARA BioSciences, Inc.

In connection with our December 2004 merger with ACLARA, we issued approximately 61.9 million shares of our Common Stock and approximately 61.9 million contingent value rights, or CVRs, to ACLARA stockholders. Thomas R. Baruch and John Mendlein, members of our Board of Directors, were directors of ACLARA prior to the merger. Alfred G. Merriweather and Michael J. Dunn were executive officers of ACLARA prior to the merger. In connection with the merger, each share of ACLARA Common Stock held by each of these former ACLARA directors and officers was exchanged for 1.7 shares of our Common Stock and 1.7 CVRs. In addition, options to acquire shares of ACLARA Common Stock held by these former ACLARA directors and officers were converted into options to acquire shares of our Common Stock and CVRs, at the same ratio. In June, 2006, each holder of a CVR became entitled to receive $0.88 per CVR.

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving all related-person transactions, as required by the Nasdaq rules. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The Company has not yet adopted a written related-person transactions policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Monogram stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Monogram Biosciences, Inc., Investor Relations, 345 Oyster Point Boulevard, South San Francisco, California 94080 or contact Investor Relations at (650) 635-1100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Monogram will promptly deliver, upon written or oral request, to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents were delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

KATHY L. HIBBS Secretary

August 14, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K, as amended, for the fiscal year ended December 31, 2006 is available without charge upon written request to: Corporate Secretary, Monogram Biosciences, Inc. 345 Oyster Point Boulevard, South San Francisco, California 94080.

APPENDIX A-1

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MONOGRAM BIOSCIENCES, INC.

MONOGRAM BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Monogram Biosciences, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 14, 1995.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section A. of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred seventy million (170,000,000) shares, each having a par value of one-tenth of one cent ($.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000) shares, each having a par value of one-tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each three (3) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, the foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was                      shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this      day of                     , 200_.

MONOGRAM BIOSCIENCES, INC.

By:
William D. Young, Chief Executive Officer

APPENDIX A-2

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MONOGRAM BIOSCIENCES, INC.

MONOGRAM BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Monogram Biosciences, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 14, 1995.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section A. of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred twenty-seven million (127,000,000) shares, each having a par value of one-tenth of one cent ($.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000) shares, each having a par value of one-tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each four (4) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, the foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was                      shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this      day of                     , 200_.

MONOGRAM BIOSCIENCES, INC.

By:
William D. Young, Chief Executive Officer

APPENDIX A-3

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MONOGRAM BIOSCIENCES, INC.

MONOGRAM BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Monogram Biosciences, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 14, 1995.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section A. of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred two million (102,000,000) shares, each having a par value of one-tenth of one cent ($.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000) shares, each having a par value of one-tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each five (5) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, the foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was                      shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this      day of                     , 200_.

MONOGRAM BIOSCIENCES, INC.

By:
William D. Young, Chief Executive Officer

APPENDIX A-4

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MONOGRAM BIOSCIENCES, INC.

MONOGRAM BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Monogram Biosciences, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 14, 1995.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section A. of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which the Corporation is authorized to issue is eighty-four million (84,000,000) shares, each having a par value of one-tenth of one cent ($.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000) shares, each having a par value of one-tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each six (6) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, the foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was                      shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this      day of                     , 200_.

MONOGRAM BIOSCIENCES, INC.

By:
William D. Young, Chief Executive Officer

APPENDIX B

MONOGRAM BIOSCIENCES, INC.

2004 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: JUNE 29, 2004

APPROVED BY STOCKHOLDERS: DECEMBER 10, 2004

AMENDED AND RESTATED BY THE BOARD: AUGUST 13, 2007

APPROVED BY STOCKHOLDERS:

TERMINATION DATE: JUNE 28, 2014

1.	PURPOSES.

(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards (vii) Performance Stock Awards, (viii) Performance Cash Awards, and (ix) Other Stock Awards.

(c) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(e) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional and material violation of any contract or agreement between the Participant and the Company or any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) such Participant’s gross misconduct; or (vi) such Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in

(or might reasonably result in) material harm to the business of the Company. In addition, if such Participant is not an Officer, Cause also shall include poor performance of such Participant’s services for the Company or its Affiliates as determined by the Company following (A) written notice to such Participant describing the nature of such deficiency and (b) such Participant’s failure to cure such deficiency within thirty (30) days following receipt of the such written notice. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no impact upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Monogram Biosciences, Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Entity” means a corporation, partnership or other entity.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(v) “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of May 28, 2004, among the Company, Apollo Acquisition Sub, Inc., a Delaware corporation, Apollo Merger Subsidiary, LLC, a Delaware limited liability company, and ACLARA BioSciences, Inc., a Delaware corporation.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(e)(ii).

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) net sales; (ii) revenue; (iii) revenue or product revenue growth; (iv) operating income or loss (before or after taxes); (v) pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (vi) net earnings or loss; (vii) earnings or loss per share; (viii) net income or loss (before or after taxes); (ix) return on equity; (x) total stockholder return; (xi) return on assets or net assets; (xii) attainment of strategic and operational initiatives; (xiii) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xiv) market share; (xv) gross profits; (xvi) earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); (xvii) economic value-added models (or equivalent metrics); (xviii) comparisons with various stock market indices; (xix) reductions in costs; (xx) cash flow or cash flow per share (before or after dividends); (xxi) return on capital (including return on total capital or return on invested capital); (xxii) cash flow return on investment; (xxiii) improvement in or attainment of expense levels or working capital levels; (xxiv) operating margin; (xxv) gross margin; (xxvi) year-end cash; (xxvii) cash margin; (xxviii) debt reduction; (xxix) stockholder’s equity; (xxx) market share; (xxxi) achievement of defined product development or clinical milestones; (xxxii) regulatory achievements including approvals; (xxxiv) progress of internal research, development or clinical programs; (xxxv) progress of partnered programs; (xxxvi) implementation or completion of projects and processes; (xxxvii) partner satisfaction; (xxxviii) budget management; (xxxix) clinical progress including timely completion of clinical trials; (xl) completion of submissions and other regulatory achievements; (xli) partner or collaborator achievements; (xlii) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (xliii) financing; (xliv) investor relation, analysts and communication; (xlv) inlicensing; (xlvi) recruiting and maintaining personnel; and (xlvii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business segments, business units or operational group divisions, Affiliates or other defined portion of the business, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Awards, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.

(mm) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(e)(i).

(nn) “Plan” means this Monogram Biosciences, Inc. 2004 Equity Incentive Plan.

(oo) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(pp) “Securities Act” means the Securities Act of 1933, as amended.

(qq) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(rr) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(tt) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(vv) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(xx) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(zz) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Stock Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(iv) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(v) To approve forms of Award agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and the related guidance thereunder.

(vi) To terminate or suspend the Plan as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, seventeen million five hundred thousand (17,500,000); provided, however, that, in the event the Company effects a reverse stock split, then the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, thirty-four million five hundred thousand (34,500,000) (as determined on a pre-split basis); provided, further, that such share reserve shall be increased from time to time by: (A) a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options or stock award agreements outstanding under the Company’s 2000 Equity Incentive Plan, as amended (the “2000 Plan”) as of the effective date of the Plan (as determined pursuant to Section 13 below) and (ii) but for the termination of the 2000 Plan as of the effective date of the Plan, would otherwise have reverted to the share reserve of the 2000 Plan pursuant to subsection 4(b) thereof; and (B) a number of shares equal to the number of shares of Common Stock that (i) immediately following the Closing, are issuable pursuant to outstanding Company Options (as defined in the Merger Agreement) required to be assumed pursuant to Section 5.8 of the Merger Agreement and (ii) but for the termination of the Company Stock Option Plans (as defined in the Merger Agreement) following the Closing, would otherwise have reverted to the share reserve of such applicable Company Stock Option Plan pursuant to the provisions thereof. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock covered by an Option granted under Section 6 or a Stock Appreciation Right granted under Section 7(d); and (ii) one and three-five (1.5) shares for each share of Common Stock issued pursuant to a Stock Award (other than a Stock Appreciation Right) under Section 7.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan at the rate of: (i) one (1) share for each share of Common Stock covered by an Option granted under Section 6 or a Stock Appreciation Right granted under Section 7(d); and (ii) one and five-tenths (1.5) shares for each share of Common Stock previously issued pursuant to a Stock Award (other than a Stock Appreciation Right) under Section 7. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be thirty-eight million (38,000,000) shares of Common Stock.

(b) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than thirty-two million (32,000,000) shares of Common Stock during any calendar year.

(d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. The Board shall determine the term of an Option; provided however that, Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of eight (8) years from the date on which it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the sole discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise”, (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable pursuant to a domestic relations order and to such further extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (i) the expiration of the term of such Option as set forth in the Option Agreement or (ii) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement). If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(m) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law.

(iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant’s original cost. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

(ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Stock Unit Award will not be less than the par value of a share of Common Stock. The consideration may be paid in any form permitted under applicable law.

(ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Unit Award Agreement evidencing such Stock Unit Award.

(d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. The Board shall determine the term of each Stock Appreciation Right; provided however that, no Stock Appreciation Right shall be exercisable after the expiration of eight (8) years from the date on which it was granted.

(ii) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right, which shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

(iii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iv) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares that may be granted to any Participant in a calendar year attributable to Performance Stock Awards described in this Section 7(e)(i) shall not exceed the value of fifteen million (15,000,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to cash awards described in this Section 7(e)(ii) shall not exceed ten million dollars ($10,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(f) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan, any Award agreement or other instrument executed thereunder or any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the

Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Award Agreement, the Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; or (iv) by such other method as may be set forth in the Award agreement.

(g) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(h) Compliance with Section 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), then the Board shall appropriately and proportionally adjust (i) the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c) and 7(e) and (ii) the outstanding Stock Awards in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Stock Awards consisting of vested Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to be fully vested, exercisable and/or no longer subject to repurchase (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. An Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period before or after the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

12.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

13.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

MONOGRAM BIOSCIENCES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 19, 2007

The undersigned hereby appoints William D. Young, Kathy L. Hibbs and Alfred G. Merriweather, and each of them as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Monogram Biosciences, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 345 Oyster Point Boulevard, South San Francisco, California, 94080 on Wednesday, September 19, 2007 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MONOGRAM BIOSCIENCES, INC.

September 19, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Class I directors to hold office until the 2010 Annual Meeting of Stockholders.					FOR	AGAINST	ABSTAIN

2. To approve a series of alternative amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Board of Directors, (a) a reverse stock split of the Common Stock, whereby each outstanding 3, 4, 5 or 6 shares would be combined, converted and changed into one share of Common Stock; and (b) a reduction in the number of authorized shares of the Company’s Common Stock from 200,000,000 to 170,000,000, 127,000,000, 102,000,000, or 84,000,000, respectively, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting of Stockholders of the Company.

					☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O William Jenkins, M.D. O John D. Mendlein, J.D., Ph.D. O William D. Young
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

					FOR	AGAINST	ABSTAIN

3. To approve the Company’s 2004 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 5,000,000 shares and, if the Company effects a reverse stock split, then by an additional 17,000,000 shares, for an aggregate increase of 22,000,000 shares (as determined on a pre-split basis).

					☐	☐	☐

					FOR	AGAINST	ABSTAIN
				4. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.	☐	☐	☐

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is August 3, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.